UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

RALLYBIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40693	85-1083789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020 New Haven, CT		06510
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (203) 859-3820

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2021, in connection with the completion of the corporate reorganization of Rallybio Corporation (the “Company”), the Company entered into the Registration Rights Agreement, dated as of July 28, 2021 (the “Registration Rights Agreement”), between the Company and the stockholders party thereto, substantially in the form previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-257655), as amended (the “Registration Statement”). The Registration Rights Agreement grants the stockholders party thereto certain registration rights in respect of the “registrable securities” held by them. The registration of shares of our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act of 1933, as amended, when the applicable registration statement is declared effective. Under the Registration Rights Agreement, we will pay all expenses relating to such registrations, including the fees of one counsel for the participating holders, and the holders will pay all underwriting discounts and commissions relating to the sale of their shares. The Registration Rights Agreement includes customary indemnification and procedural terms.

This description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 herewith and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 concerning the Restated Certificate and Amended and Restated Bylaws (both defined below) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 2, 2021, in connection with the consummation of the Company’s initial public offering of Common Stock (the “IPO”), the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, which became effective upon filing. The Company’s board of directors and stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s certificate of incorporation in its entirety to, among other things, (i) authorize 200 million shares of Common Stock and (ii) authorize 50 million shares of preferred stock, par value $0.0001 per share, that may be issued from time to time, in one or more series, with the approval of the Company’s board of directors.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On August 2, 2021, in connection with the consummation of the IPO, the amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), previously approved by the Company’s board of directors and stockholders, became effective. The Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things, (i) establish procedures relating to the presentation of stockholder proposals at stockholder meetings, (ii) establish procedures relating to the nomination of directors, (iii) modify the indemnification provisions for the Company’s directors and officers, and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

4.1	Registration Rights Agreement, dated July 28, 2021, among the Registrant and certain of its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALLYBIO CORPORATION

By:	/s/ Jeffrey M. Fryer
Jeffrey M. Fryer, CPA
Chief Financial Officer and Treasurer

Date: August 2, 2021